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                                                                    EXHIBIT 12.2

ROGERS CABLE INC.
COMPUTATION OF PRO FORMA DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES (in thousands of Canadian dollars)

CANADIAN GAAP

                                                           Year ended      Nine months ended
                                                       December 31, 2003   September 30, 2004
                                                       -----------------   ------------------
Fixed charges
      Interest expense                                     $ 285,934           $ 213,981
      Amortization of deferred financing costs                 5,464               4,210
      Interest expense included in rent expense               23,767              18,199

                                                           ---------           ---------
                                                           $ 315,165           $ 236,390
                                                           =========           =========

Earnings
      Pre tax loss                                         $ (92,566)          $(104,886)
      Fixed charges                                          315,165             236,390

                                                           ---------           ---------
                                                           $ 222,599           $ 131,504
                                                           =========           =========

Pro forma deficiency of earnings available to
 cover fixed charges                                       $  92,566           $ 104,886
                                                           =========           =========

US GAAP

                                                          Year ended      Nine months ended
                                                      December 31, 2003   September 30, 2004
                                                      -----------------   ------------------
Fixed charges
      Interest expense                                     $ 281,425           $ 210,980
      Capitalized interest                                     4,509               3,001
      Amortization of deferred financing costs                 5,464               4,210
      Interest expense in rent expense                        23,767              18,199

                                                           ---------           ---------
                                                           $ 315,165           $ 236,390
                                                           =========           =========

Earnings
      Pre tax loss                                         $(199,651)          $ (73,315)
      Fixed charges                                          315,165             236,390
      Amortization of capitalized interest                     1,265               1,444
      Capitalized interest                                    (4,509)             (3,001)

                                                           ---------           ---------
                                                           $ 112,270           $ 161,518
                                                           =========           =========

Pro forma deficiency of earnings available to
 cover fixed charges                                       $ 202,895           $  74,872
                                                           =========           =========